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                                                                   EXHIBIT 10.24

                               MASTER DISTRIBUTOR

                                    AGREEMENT

                                       FOR

                          NATHAN'S FAMOUS SYSTEMS, INC.

                                  WAYNE NORBITZ
                                 PRESIDENT & COO

                                  NANCY MURPHY
                          VICE PRESIDENT OF PURCHASING

                                                                FEBRUARY 5, 2003

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                          MASTER DISTRIBUTION AGREEMENT

         THIS MASTER DISTRIBUTION AGREEMENT (THE "AGREEMENT") IS MADE AS OF THE 16TH DAY OF SEPTEMBER 2002 BY AND BETWEEN U.S. FOODSERVICE, INC., d/b/a U.S. FOODSERVICE(TM), A DELAWARE CORPORATION WITH ITS PRINCIPAL PLACE OF BUSINESS LOCATED AT 9755 PATUXENT WOODS DRIVE, COLUMBIA, MD 21046, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUBSIDIARIES ("USF") AND NATHAN'S FAMOUS SYSTEMS, INC. ("NATHAN'S FAMOUS"), A DELAWARE CORPORATION, NF ROASTERS CORP. ("NFR"), A DELAWARE CORPORATION, AND MIAMI SUBS CORPORATION ("MSC"), A FLORIDA CORPORATION. AS USED IN THIS AGREEMENT, "NATHAN'S" IS MEANT TO REFER COLLECTIVELY TO NATHAN'S FAMOUS, NFR AND MSC. NATHAN'S MAINTAINS ITS PRINCIPAL PLACE OF BUSINESS LOCATED AT 1400 OLD COUNTRY ROAD, WESTBURY, NY 11590.

                                    RECITALS:

         A. WHEREAS, NATHAN'S OWNS AND OPERATES, AND GRANTS FRANCHISES TO THIRD PARTIES TO OWN AND OPERATE, RESTAURANTS UNDER THE MARKS "KENNY ROGERS ROASTERS", "MIAMI SUBS", AND "NATHAN'S FAMOUS" ("UNITS");

         2. WHEREAS, Nathan's desires to designate a Master Distributor to perform a substantial portion of the purchasing, warehousing and distribution functions for food and related non-food products for Nathan's and its franchisees;

         3. USF carries or is willing to carry certain products required by the Units; and

         D. WHEREAS, USF desires to perform the functions of purchasing, warehousing and distributing certain products for and to the Units.

NOW, THEREFORE, in consideration of the agreements and promises herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:

1. SUBJECT MATTER OF AGREEMENT. Nathan's hereby appoints USF as its Master Distributor in the United States, and USF hereby accepts such appointment. In connection therewith, Nathan's agrees to purchase from USF, and USF agrees to purchase, warehouse, sell and distribute to the Units certain products in accordance with the terms and conditions contained herein. A summary of program assumptions ("Assumptions") used to create the Master Distributor Program as described herein and a list of Units to be serviced by USF are outlined on ATTACHMENT A. The service benefits defined for this program are automatically extended to any area that is currently serviced by the distribution centers identified on ATTACHMENT A provided all parameters and requirements of the program are met.

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2.       PRODUCTS:

         1. Product Categories. USF shall supply the Units with items ordered by the Units that are within the categories of products as Nathan's and USF may agree to in writing (collectively, "Specified Products"). With respect to the categories of products to be distributed to the Units, USF offers a wide variety of Private and Signature Brand Products that offer quality and value. A list of these items can be found on ATTACHMENT B.

         2. Specified Products. USF will maintain an appropriate inventory of all Specified Products under the following conditions:

                  i. The Units purchase from USF a minimum of five (5) cases per week per item, per distribution center or twelve (12) turns per year with the following exceptions:

                           - TEN (10) SLOW-MOVING ITEMS (LESS THAN FIVE CASES PER WEEK) WILL BE PERMITTED AT NO ADDITIONAL CHARGE AT EACH DISTRIBUTION CENTER.

                           - ANY ADDITIONAL SLOW-MOVING ITEMS (LESS THAN FIVE CASES PER WEEK) UP TO A MAXIMUM OF TEN ITEMS WILL BE ALLOWED TO REMAIN IN INVENTORY FOR AN ADDITIONAL $1.00 PER CASE FEE WHICH WILL BE ADDED TO THE DELIVERED COST OF THE PRODUCTS, INCLUDING THE AGREED UPON 10.5% MARGIN.

                  2. A minimum of thirty (30) days written notice is required for new products to be brought into USF inventory for distribution.

                  iii. Nathan's will notify USF at least fourteen (14) days in advance of special promotions that may cause unusual or excessive demand on inventory. Nathan's will make all reasonable efforts to communicate with maximum lead time, and USF will use all reasonable efforts to expedite promotional product information and inventories.

                  iv. If USF does not presently transact business with a supplier/packer designated by Nathan's, a complete Seller's Agreement from that supplier/packer is required before any product is brought into inventory. This process may take up to sixty (60) days. The current insurance requirement under the Seller's Agreement of $2,000,000 is intended to protect Nathan's and the Units and USF from costs associated with product defect and other third party acts or omissions.

                  3. Nathan's contracts with manufacturers and manufacturer representatives will be honored by USF. Under no circumstances will USF implement manufacturer deviated pricing without written confirmation from the specific manufacturer. If Nathan's has contracts with a given manufacturer for products not stocked by USF, Nathan's will give consideration to similar products stocked by USF provided that the stocking manufacturer will equalize the pricing.

         c. Proprietary or Special Order Products. At Nathan's direction, USF will maintain an appropriate inventory of proprietary or special order products under the following circumstances:

                           5) Nathan's will be responsible for the disposition
                              of items showing no movement for thirty-five
                              (35) days ("Dead Inventory"), if USF has sent Nathan's adequate prior written notice that there is Dead Inventory. If such Dead Inventory is not distributed within ten (10) days thereafter, and the Dead Inventory has been warehoused in accordance with industry standard, USF will be reimbursed for any loss on the cost of said product that is returned to vendors or disposed of in any manner other than distribution through normal channels. If said product is distributed through normal channels, the normal mark-up will apply. Nathan's and the Units will be responsible for re-stocking charges or freight cost incurred.

                           6) USF will notify Nathan's in writing of items
                              moving less than five (5) cases per week ("Slow Inventory"). Nathan's and the Units shall have thirty (30) days to increase movement of such Slow Inventory to five (5) cases per week. If such movement does not occur, Nathan's and the Units will discontinue the use of Slow Inventory and use an alternative item stocked by USF or consider an alternative procurement option (e.g., Next Day Gourmet, direct shipping from manufacturer, etc.).

                           7) In the event this Agreement is terminated,
                              Nathan's will remain liable for proprietary or special order products purchased at its direction. In such instance, Nathan's will coordinate the transfer of such products to the new distributor, or make full payment to USF for such products, within twenty-one (21) days after the last delivery to Nathan's. Nathan's shall not be responsible for products that are shared items with other customers of USF, such as Coke products, sugar packets and other "generic" products that the center carries for the majority of their customers. Nathan's responsibility for final inventory will be based on Nathan's request for the item and more than 80% of the total usage in the center over the previous three months.

                     The items that are identified as proprietary will vary in each distribution center and from time to time, as products are implemented and discontinued. As of the date of this contract, Nathan's has approximately 300 proprietary, designated or contract items, with or without logo's, that are used throughout the Nathan's restaurants. USF reserves the right to increase the margin structure on proprietary items should the number of proprietary items be significantly greater than 300.

                     Nathan's will be required to complete the New Product/Special Order Notification and Agreement attached hereto as ATTACHMENT C for all proprietary or special order products.

         d. Substitutions. If a Specified Product is out of stock or otherwise can not be delivered as ordered, the following procedures shall be followed:

                  i. In the event of any substitutions, USF shall promptly contact Nathan's of the proposed substitution. Any substitutions shall only be made with prior approval from Nathan's. Units may not approve substitutions or additional products.

                  ii. If a substitution is necessary due to a failure by USF to provide products and is approved by Nathan's, the cost of the substitute product to the Unit will be no more than the authorized original products.

         e. Title and Risk of Loss. Title to all goods shall pass upon delivery to the Unit's receiving dock and acceptance by the Unit's authorized representative, subject to rejection of certain items by notation on the invoice. All deliveries may be checked in jointly by the driver of the delivery vehicle and the Unit's authorized representative, both of whom shall note on the invoice any shortages and damaged or rejected goods. The Unit shall have twenty-four (24) hours from the time of delivery to notify USF of any concealed damage or rejected goods with respect to products not jointly checked in, to note any shortages, damages, or rejected goods. USF shall ensure that all billings reflect all shortages and damaged or rejected goods noted on the invoice. The Unit shall make arrangements through USF order department for any goods to be returned to USF. USF shall issue a receipt to the Unit for any goods picked up for return to ensure that the Unit receives a proper credit therefore. USF shall bear all risk of loss, damage, or destruction until title passes to the Unit.

3. SERVICE ARRANGEMENTS. Order, delivery and credit memo procedures have been included as ATTACHMENT D hereto.

         a. Deliveries. USF and each Unit shall mutually agree upon a delivery schedule for the Unit. Units may be charged restocking fees at a rate of 15% of the case value if, after three warnings of which the Unit and Nathan's are notified, in writing, the Unit continues to repeatedly and unnecessarily return merchandise.

                  i. Delivery Windows: USF will work with the Units' needs to provide delivery times that are mutually agreeable. Plus or minus one (1) hour to the targeted delivery time will be considered an "on-time delivery". USF will use reasonable efforts to, in most cases, emulate the current delivery times provided by Nathan's current distributor. USF will target 6:00 a.m. to 11:00

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                           a.m. and 1:30 p.m. to 5:00 p.m. as normal delivery
                           windows with the availability to deliver those 24-hour Units at other times that are agreeable. USF must deliver to each Unit within one (1) hour of the prearranged and mutually agreed upon delivery window. USF may not deliver to any Unit between the hours of 11:00am and 2:00 pm (local time).

                  8. COD: Units will always require a skip-day order placement to have Certified Funds or Checks available for payment on delivery. No cash COD payments will be accepted. Should a COD check or credit order be short on delivery of any item, the deduction for that item can be taken immediately. The Certified check COD account's delivery must be paid in full at the time of delivery and a credit slip will be issued immediately to be taken on the following delivery.

                  iii. USF will make necessary delivery within 24 hours of any critical or proprietary items that are out of stock and/or short on truck or damaged en-route but are vital to the Unit's continued operation.

                  iv. Units will have 48 hours from receipt of goods to notify USF of hidden damages.

         b. On-Line Order Entry System. USF's order entry system through USF's Customer Service Departments or USF's direct order entry system provides complete order information, including confirmation and reservation of inventory as well as notification of out of stock products, prior to completion of an order.

         c. Order/Delivery Schedule. A next day or skip-day order delivery schedule will be mutually determined by USF and each Unit to achieve optimum service levels. Skip day will not be more than one day between order and delivery and will allow the location to add to their order by noon on the day in between the order and delivery, except in special situations.

         d. Special Arrangements. Should a Unit request the use of a "loaner" truck, USF will make every attempt to accommodate supplying a truck for special occasions. The cost associated with use of the truck, the condition of the truck and driver wages will be the responsibility of the Unit.. Customer will be required to sign a hold harmless agreement prior to its use of the truck.

4. PRICING STRUCTURE. Nathan's Corporate national contracts with manufacturers and manufacturer representatives will be honored by USF. Growth programs and performance incentives earned by USF from manufacturers will have no impact on Nathan's manufacturer direct contracts landed cost of goods. USF's definition of "cost" is as follows:

         9. Cost. The price of Products to Nathan's Units shall equal USF's invoice costs (as hereinafter defined) plus the agreed upon margin on cost as outlined below. USF's

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                  invoice cost is defined as the manufacturer's (supplier or packer) delivered cost or f.o.b. unit price plus normal freight (as hereinafter defined) to USF's distribution center, less off-invoice discounts or off-invoice allowances. Invoice cost shall not be adjusted for, and Nathan's and Nathan's Units shall not be entitled to, promotional allowances, cash discounts, prompt pay discounts, growth programs or any other supplier incentives. Normal freight is defined as manufacturer or common carrier published rates charged to deliver similar quantities of product for similar distances. It is expressly acknowledged and agreed that USF may utilize its internal logistics or branch generated back-haul program, provided that freight cost charged to the Units does not exceed normal freight (as defined above).

         10. Price Structure. The price structure margin for this Agreement on the following product categories shall be:

---------------------------------------------------------------------------
           CATEGORY                                        MARGIN
---------------------------------------------------------------------------
Commodity meat, poultry & seafood                           10.5%
---------------------------------------------------------------------------
Prepared meat, poultry & seafood                            10.5%
---------------------------------------------------------------------------
Deli meats                                                  10.5%
---------------------------------------------------------------------------
Cheese                                                      10.5%
---------------------------------------------------------------------------
Other refrigerated                                          10.5%
---------------------------------------------------------------------------
Dry groceries                                               10.5%
---------------------------------------------------------------------------
Produce                                                     10.5%
---------------------------------------------------------------------------
Potatoes                                                    10.5%
---------------------------------------------------------------------------
Frozen groceries                                            10.5%
---------------------------------------------------------------------------
Beverage w/o service & equipment                            10.5%
---------------------------------------------------------------------------
Beverage w/ service & equipment                             10.5%
---------------------------------------------------------------------------
Janitorial                                                  10.5%
---------------------------------------------------------------------------
Paper supplies                                              10.5%
---------------------------------------------------------------------------
E&S                                                          TBD
---------------------------------------------------------------------------
Contract Design                                              TBD
---------------------------------------------------------------------------
Broken case fee                                              N/A
---------------------------------------------------------------------------

                  Margins will be reviewed annually to ensure the program will generate a 10.5% margin for USF and to ensure the effectiveness of margin structure for Nathan's, as well.

                  CUSTOMER PROFILE:

                  Estimated annual sales:       $56,000,000
                  Number of stores:             289 as of Sept. 2002
                  Number of deliveries:         Two (2) times per week; some
                                                locations once per
                  Average cases per delivery:   80
                  Average dollar per delivery:  $1,912
                  Average Case Cost:            $21.73

         11. Price Guarantees and Adjustments. Pricing will be guaranteed for one (1) month, effective the first calendar day of each month. Exceptions to monthly pricing will include eggs, dairy, fresh produce, oil and oil based products, seafood, meat, poultry and other items mutually deemed as commodity in nature, which will be priced weekly. In the event extreme or volatile market conditions develop, USF may request pricing consideration from Nathan's. Price increases and decreases will be limited to the amount of cost change and/or freight changes only, with no change in the agreed upon margin percentage.

         12. Fuel Adjustment. Should the price of fuel as published by the Department of Energy exceed an average of $1.50 per gallon for 14 consecutive days, USF will impose a delivery surcharge at the rate of $2.00 for every ten (10) cents per gallon that the price of diesel exceeds $1.50 per gallon. When the price of diesel fuel falls below an average of $1.50 per gallon for 14 consecutive days, the fuel surcharge will be removed from each delivery invoice.

         13. Pricing Structure Review. Review will be conducted annually to assure program yield to be not less than 10.5% margin based upon a case cost of $21.73. This process will be included as part of the annual program review. Should there be significant deviation in the customer profile as stated in Section 4(b) necessary adjustments to the program can be made upon mutual agreement.

         f. Consumer Price Index. The 10.5% margin could be subject to change should there be significant increase in the CPI and the ECI.1. Any such change to the 10.5% margin would be mutually agreeable between Nathan's and USF.

         1. Growth Incentive. Upon completion of the first year of business (first year will begin November 4, 2002 and will conclude at the end of 52 weeks. Payment will be made to Nathan's by December 15th after each year), USF will offer to pay to Nathan's corporate 1% of sales over the established base on an annual basis (exclusive of any acquisition of current USF customers; however, any acquisition will be included in that year's final numbers that will be treated as next year's base).

                           *FIRST YEAR BASE - $56,000,000  (*TO BE VERIFIED)

                              EXAMPLE: ACTUAL SALES  $66,000,000
                                                     $56,000,000 LESS BASE

                                                     $10,000,000 SALES OVER BASE
                                                     $   100,000 PAY OUT!

                  The actual sales for the first year will serve as the base for the second year.

         8. Program Marketing Accrual. USF will accrue and pay Nathan's .25% (one quarter of one percent) of total net sales (paid gross sales minus any credits) on a quarterly basis. This program marketing accrual payment will be made to Nathan's as long as all components of this Agreement (including current accounts receivable) are met. Sales volume that is past due and not paid for within credit terms during the 90-day period (i.e., 1st Quarter) will be deducted from the sales total in the next quarter (i.e., 2nd Quarter) and not included in the remittance (i.e., paid in 3rd Quarter) if the past due accounts have not been resolved and cured. These monies will be disbursed to the appropriate marketing funds for advertising and/or promotions.

         9. Nathan's will indemnify, defend and hold USF harmless from any and all expenses (including reasonable attorneys' fees), liabilities, claims, costs, demands, actions and causes of action in any way related to or arising out of the payment to Nathan's of the Growth Incentive or the Program Marketing Accrual.

         10. USF will be responsible for transferring all agreed upon saleable proprietary inventory from the current distribution centers. These products will be absorbed into the current inventories at USF and sold to the units. If any transferred product is priced on a bill-back basis to the vendor, USF will be responsible for billing back the supplier to the net cost and will pay the current distributor the current full product cost (list price).

         11. USF will assign a full-time account representative to work with Nathan's corporate office. This representative will be responsible for day-to-day issues, reports, price verification and contract management. USF will also provide all necessary information for Instill Purchasing Systems.

         12. Only approved products will be distributed to Units. There will be no substitutions or additions to any delivery without the express consent of Nathan's corporate office.

         13. USF will carry a minimum of two weeks rolling inventory on all proprietary items (excluding perishable products) with no less than one week of inventory.

         n. PRICING. CONTRACT PRICING INFORMATION MUST BE RECEIVED 15 DAYS BEFORE AN ACTUAL CHANGE IS TO TAKE EFFECT. USF INVENTORY IS PRICED AND MANAGED ON AN FIFO BASIS. THEREBY, USF WILL ASSURE CONTRACT PRICING TO BE REFLECTED IN CONCERT WITH THE PUBLISHED EFFECTIVE DATE UNLESS EXCESSIVE INVENTORY WOULD DETERMINE, BY MUTUAL CONSENT, A DELAY IN THE EFFECTIVE DATE OF THE PRICE CHANGE. THIS PRICING PROCESS IS APPLICABLE TO ALL ITEMS EXCEPT COMMODITY OR MARKET-BASED ITEMS; SPECIFICALLY HAMBURGERS, GYROS, CHEESE, DELI MEATS AND DAIRY PRODUCTS.

                  COMMODITY ITEMS WOULD CHANGE ACCORDING TO PRICE AGREEMENT DATES, WHICH DO NOT REQUIRE 15 DAYS ADVANCE NOTIFICATION.

5. FINANCIAL. Payment terms are set at a maximum of 21 days, which means that payment will be received weekly with no invoices aging beyond 21 days, subject to prior and ongoing corporate credit approval. Units must submit complete applications and credit information prior to any orders shipping. Any Unit applying for credit and credit terms with prior unresolved lawsuits, settlements and judgments with USF will not be considered for credit. In the event a Unit has past due accounts receivable for which no reasonable, mutually satisfactory resolution can be reached, such Unit and any affiliated Unit (i.e., common owner) will be charged up to a 5% additional mark-up on all products until the outstanding accounts receivable is satisfied. Should any account have a history of bad checks, such Unit and any affiliated Unit (i.e., common owner) will be charged up to a 5% additional mark-up on all products and must remit payment in advance. Funds must be deposited with USF prior to any orders being processed. COD terms for this program require certified funds or check rather than cash payments. Nathan's and Units agree to provide USF with quarterly financial information to enable USF to evaluate Nathan's and Units' ongoing creditworthiness. Nathan's and the Units shall be financially responsible only for the product that is ordered and received by each respective Unit. USF reserves the right to charge interest on all monies due beyond the agreed upon credit terms. Interest will be charged at 1.5% or the highest rate permissible by law.

         Uniform Sales & Tax Certificate. Units agree to complete the Uniform Sales & Tax Certificate (ATTACHMENT E) where applicable.

         Notwithstanding anything contained herein or in any other agreement to the contrary, to the extent there is any change in Nathan's or a Unit's creditworthiness or financial capabilities, or to the extent Nathan's or a Unit experiences other circumstances which affect its ability to meet the payment terms established hereunder, as determined by USF in its good faith discretion, USF shall have the right to change the Unit's payment terms. USF will continue to provide service to the Unit as long as the Unit agrees to "special arrangements" established by both USF and the Unit that includes COD terms and provisions to make payment on prior outstanding balances.

6.       ACCOUNT MANAGEMENT.

         14.      Personnel.

                  i. USF will assign a Corporate Account Manager to coordinate the management of Nathan's needs.

                  ii. USF will also appoint a division Chain Account Manager to coordinate activities and ensure program integrity at the unit level.

                  iii. Each participating division will assign a non-commissioned telephone Customer Service Representative to Nathan's.

                  iv. USF's corporate headquarters in Columbia, Maryland will serve as a resource for all divisions involved in this program.

         b. Program Review. The parties shall conduct a quarterly, semi-annual and/or annual review to discuss and monitor the implementation of this program and evaluate ways of improving its day to day operation and achieving additional operational and cost efficiencies. Participants in such reviews shall include Nathan's designated representative and USF's National Account representatives, together with other representatives of both parties as mutually agreed. Should the results of the review reveal that the parameters of the Program are significantly different than those outlines on Attachment A, USF reserves the right to propose a new program, including margin structure, service arrangements and credit terms, or terminate the Agreement pursuant to the terms of Section 8(d).

         c. MIS Capabilities. Various computer generated reports are available to Nathan's utilizing USF's data programs and formats. Three such reports are described below and may be printed on a monthly and/or quarterly basis.

                  *        PRODUCT USAGE

                           Ranks products ordered and shipped in descending dollar sales. Provides number of cases ordered/shipped, total dollar sales and average delivered price of each product. Amount totals are summarized.

                  *        PRODUCT USAGE BY VENDOR

                           Provides a recap of products shipped and the associated vendor. Products are sequenced in descending dollar sales with the number of cases ordered/shipped reported.

                  *        WEB-BASED REPORTS

                           Nathan's will have the opportunity to extract and customize product usage reports on-line via the USFS.com order entry system. Web-based reports should be available from all current owned USF distribution centers by the end of the first quarter of 2003. Any additional distribution centers that are acquired will need to be integrated into a reporting system.

7. PRICE VERIFICATION. USF extends price verification privileges to Nathan's management. Price verification will be scheduled at a time that is mutually agreed upon by both parties. The following procedures apply to a price verification:

         15. Nathan's will provide USF with at least four (4) weeks written notice to include:

                           i.       All products to be verified; and

                           ii. Time period for price verification, i.e., previous month or previous week, depending on product in question, not to exceed previous three (3) months.

         b. Price verification is limited to twice annually and is limited to twenty-five (25) items per verification.

         c. Only USF and Nathan's management personnel will participate in the price verification. Nathan's guarantees the confidentiality of information provided by USF.

         d. Credit memos for any undisputed adjustments determined by a price verification process will be processed at Customer's direction within one (1) week. Details of this procedure are listed in ATTACHMENT D hereto.

         e. Price verification will not interfere with USF year-end accounting practices.

         16. Any monies due to a particular Nathan's Unit from the price verification process will be reduced by all monies due to USF from that Unit that are beyond agreed upon credit terms.

         17. In the event Nathan's desires to utilize the services of an outside consultant to aid Nathan's in the price verification, said consultant shall be required to execute a confidentiality agreement with USF as a condition to the consultant's participation in the price verification.

8.       TERM AND TERMINATION.

         a. The term of this Agreement shall commence on September 16, 2002 and shall continue for a period of three (3) years through September 16, 2005, unless sooner terminated in accordance with the provisions of this Agreement.

         b. Upon the occurrence of a Breach (as defined below) of this Agreement, the non-breaching party may terminate this Agreement, at its option and upon written notice of termination to the breaching party, and except as provided herein, may seek any and all remedies available at law or in equity in connection with the Breach.

         c.       A Breach of this Agreement is defined as:

                  1. USF's or Nathan's, as the case may be, failure to perform any material term, covenant or agreement contained herein or in any document or instrument delivered pursuant to or in connection with this Agreement, which failure continues uncured for thirty
                           (30) days after written notice of such failure has been delivered by the non-breaching party; provided, however, that if such failure has previously occurred during the preceding six (6) months, the cure period shall be fifteen (15) days; provided, further, that there shall be five (5) days cure period for failure by a Unit to make timely payments in accordance with the payment terms established in Section 5 above (during such five (5) day cure period there will be no further credit allowed until the Unit is in compliance with the approved credit terms as established in Section 5 above); or

                  ii. Nathan's application for or consent to the appointment of a receiver, custodian, trustee or liquidator; inability to pay its debts as such debts become due; general assignment for the benefit of its creditors; commencement of a voluntary case under the United States Bankruptcy Code; filing of a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts or commencement by a third party of a proceeding commenced for any similar relief under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or readjustment of its debts, and such proceeding shall continue undismissed for a period of sixty (60) days.

         18. Either party may terminate this Agreement without cause upon one hundred eighty (180) days prior written notice.

9. CONFIDENTIALITY. USF and Nathan's agree that all information as to source, quantity, and price of goods and services shall be maintained in confidence and shall not be released to any private third party (information may be shared with franchisees with mutual approval) for any reason whatsoever other than pursuant to a validly issued subpoena from a court or governmental authority having jurisdiction over the party, pursuant to the rules, regulations or requirements of any state or federal agency or department or pursuant to a discovery request made under applicable court rules and to which the party is required to respond or as otherwise required by law.

10. WARRANTY AND LIMITATION OF LIABILITY. USF shall use reasonable efforts to obtain warranties or representations from its suppliers that the goods to be furnished hereunder are pure, unadulterated, and of first rate quality and that they shall be merchantable and fit for the ordinary purpose for which they are intended. EXCEPT AS SPECIFICALLY

         SET FORTH IN THIS SECTION 10, ALL WARRANTIES, GUARANTEES, AND REPRESENTATIONS, EITHER EXPRESSED OR IMPLIED, WHETHER ARISING UNDER ANY STATUTE, COMMON LAW, USAGE OF TRADE, COURSE OF DEALING OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED. USF SHALL IN NO WAY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR RELIANCE DAMAGES, EVEN IF USF IS ADVISED OF THE POSSIBLITY OF SUCH DAMAGES.

11. NOTICE. All notices required or permitted to be given hereunder shall be in writing and sent by an overnight delivery services, which provides a return receipt or by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the parties as follows:

              TO Nathan's:                         TO USF:
              Nathan's Famous Systems, Inc.        U.S. Foodservice
              1400 Old Country Road                Burns Avenue & Canan Station
              Westbury, NY 11590                   P.O. Box 632
              Attn: Nancy Murphy                   Altoona, PA 16603
                    Vice President, Purchasing     Attn: Rob Welling
                                                         Vice President,
                                                         National Accounts

              With Copy to:                        With Copy to:
              Nathan's Famous Systems, Inc.        U.S. Foodservice
              1400 Old Country Road                9755 Patuxent Woods Drive
              Westbury, NY 11590                   Columbia, MD 21046
              Attn: Wayne Norbitz                  Attn: Mark Natale
                    President                            Senior Vice President
                                                         Business Development

                                                   U.S. Foodservice
                                                   9755 Patuxent Woods Drive
                                                   Columbia, MD 21046
                                                   Attn: David Abramson
                                                         General Counsel

         Or to such other addresses as the parties may direct by notice given as hereinabove provided. Notice shall be deemed given when received as evidenced by the return receipt or the date such notice is first refused, if that be the case.

7.       MISCELLANEOUS.

         a. Entire Agreement. This Agreement constitutes the entire agreement between the parties and may not be modified except by an agreement in writing executed by the parties hereto. This Agreement supersedes all prior agreements between the parties hereto governing the supply of products to the units, and all purchase orders submitted after the effective date hereof shall be subject to the terms of this Agreement, conflicting terms contained in any invoice to the contrary notwithstanding.

         b. Force Majeure. Neither party will be in default in the performance of its obligations under this agreement if such performance is prevented or delayed because of war, hostilities, revolution, civil commotion, strike, labor dispute, epidemic, shortage in supply, fire, wind, earthquake or flood, use of any law, order, proclamation, regulation or ordinance of any government, or of any subdivision thereof, because of Acts of God or for any other cause, whether similar or dissimilar to those enumerated, that is beyond the reasonable control and without the fault or negligence of the party whose performance is affected. If a force majeure event prevents USF from supplying all of the product needs of its customers, USF shall allocate such product as is available to USF among its customers in such manner as USF reasonably determines. No force majeure event shall excuse Nathan's or any Unit from its payment obligations contained herein.

         c. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without reference to the conflicts of laws principles thereof.

         d. Attorneys' Fees. In the event this Agreement is breached, the breaching party shall pay any and all reasonable attorneys' fees and relevant costs incurred by the non-breaching party as a result of the breach.

         e. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that USF may assign this Agreement to any current or after-acquired affiliate without the consent of Nathan's. In the event this Agreement is assigned, the assignor shall in no event be relieved of or be released from its obligations contained herein.

         6. No Agency. Nothing contained in this Agreement shall be construed or interpreted as creating an agency, partnership, co-partnership or joint venture relationship between the parties.

         7. Non-Discrimination. USF is an equal opportunity employer. It is the policy of USF to comply with all applicable state and federal laws prohibiting discrimination in employment based on race, age, color, sex, national origin, disability, religion or other protected classification. Nathan's acknowledges that it is also an equal opportunity employer and that it will comply with all applicable state and federal laws prohibiting discrimination in employment based on race, age, color, sex, national origin, disability, religion or other protected classification.

NOW THEREFORE, the parties, intending to be legally bound, have entered into this Agreement on the date first written above.

         NATHAN'S

         By: /s/ Donald L. Perlyn                     Date:_____________________
             --------------------
         Name:  Donald L. Perlyn

         Title: Executive Vice President

         Company: Nathan's Famous Systems, Inc.

         U.S. FOODSERVICE, INC.

         By: /s/ Rob Wehling Jr.                      Date: 2/5/03
             -------------------
         Name:  Rob Wehling Jr,

         Title: Vice President National Accountrs

         Company: U.S Foodservice, Inc.

                                                                    ATTACHMENT A

                             SUMMARY OF ASSUMPTIONS

Minimum of 90% of purchases to be directed to USF
Average number of cases per delivery:  80
Average case cost:  $21.73
Average dollar per delivery of $1,912
Annual purchases of $56,000,000
Deliveries per unit per week: Two (2) times per week; some locations once per week. Optionfor three (3)
Number of units as of Sept. 2002:  289
Nathan's does not guarantee that a certain number of restaurants will be operated.

Servicing Divisions:

             - CHARLOTTE NORTH WOULD SERVE NATHAN'S CAROLINA MARKET FOR NATHAN'S, MIAMI SUB'S AND KRR.

             - PORT ORANGE WILL SERVICE NATHAN'S, MIAMI SUBS AND KRR STORES IN FLORIDA.

             -   LAS VEGAS/LA MIRADA WILL CONTINUE THEIR SAME SERVICE LOCATIONS.

             - USF METRO WILL SERVICE MIAMI SUBS, NATHAN'S AND KRR LOCATIONS IN THE NORTHEAST AND MID-ATLANTIC.

             - THE MIDWEST MARKET WILL BE SERVICED VIA METRO OR ANOTHER TO-BE-DETERMINED USF HOUSE. *

NUMBER OF PROPRIETARY ITEMS: AS STATED IN PARAGRAPH 2C, ITEM IV.
CREDIT TERMS:  21 DAYS
CIS REQUIREMENTS:  INSTILL DATA FEED

NATHAN'S SHALL ENCOURAGE PARTICIPATION WITH THIS AGREEMENT BY ITS FRANCHISEES; PROVIDED, HOWEVER, THAT NATHAN'S MAKES NO REPRESENTATIONS, IS NOT RESPONSIBLE FOR, DOES NOT GUARANTEE AND SHALL NOT BE IN ANY MANNER WHATSOEVER RESPONSIBLE FOR ITS FRANCHISEES' DECISION TO PURCHASE (OR NOT TO PURCHASE) PRODUCTS IN ANY QUANTITY. ALTHOUGH THERE ARE REFERENCES TO VOLUMES IN THIS AGREEMENT, THERE HAVE BEEN NO GUARANTEES MADE REGARDING SALES VOLUME ANTICIPATED.

SHOULD ON-GOING PERFORMANCE REVIEW REVEAL SIGNIFICANT DIFFERENCES FROM OUR ASSUMPTIONS, THE SPECIFIC CAUSE OF THE DIFFERENCE WILL BE IDENTIFIED AND THE PARTIES WILL AGREE ON A PLAN OF ACTION TO EITHER CORRECT THE CAUSE OR MODIFY THE PROGRAM, AS NECESSARY.

LIST OF CUSTOMER UNITS  (SEE ATTACHMENT F)

                                                                    ATTACHMENT D

                              OPERATING PROCEDURES

                            FOODSERVICE DISTRIBUTION
                                     PROGRAM
                                       FOR

                          NATHAN'S FAMOUS SYSTEMS, INC.

                    ORDERING, DELIVERY, RECEIVING PROCEDURES

                               ORDERING PROCEDURES

1. TO FACILITATE ORDERING, A PRE-PRINTED, STANDARDIZED ORDER/INVENTORY CONTROL FORM WILL BE PROVIDED FOR THOSE PRODUCTS/CATEGORIES SO DEFINED AND DISTRIBUTED AT THE BEGINNING OF EACH MONTH. ALL WEEKLY PRICE CHANGES WILL BE MAILED, FAXED OR ELECTRONICALLY SENT TO YOUR UNITS.

2. YOUR USF CUSTOMER SERVICE REPRESENTATIVE WILL INITIATE THE ORDER PROCESS WITH EACH UNIT BY CALLING YOUR UNIT AT A PREDETERMINED ORDER DAY AND HOUR. PLEASE HAVE YOUR ORDERS READY TO ALLOW FOR PROPER PROCESSING.

3. IT ASSISTS USF IN THE SCHEDULING OF OUR VEHICLES WHEN YOU ORDER A "DELIVERY TO DELIVERY" CONSISTENT NUMBER OF CASES, AS BUSINESS PERMITS.

4.       THE FOLLOWING ORDERING PROCEDURES SHOULD BE USED WHEN PLACING YOUR
         ORDERS.

         a. CONFIRM THE DATE OF THE CURRENT ORDER FORM AND CONTROL NUMBER. YOUR ORDER GUIDE CONTROL NUMBER IS VERY IMPORTANT.

         b.       ORDER BY LINE ITEM NUMBER.

         c.       STATE QUANTITY DESIRED.

         d.       THE CUSTOMER SERVICE REPRESENTATIVE WILL VERIFY YOUR ORDER BY:

                           - RECAPPING THE ORDER BACK BY GIVING LINE NUMBER, PRODUCT AND QUANTITY; OR

                           -    GIVING ONLY TOTAL LINES AND CASES.

         e. NO SUBSTITUTIONS WILL BE OFFERED WHEN THERE ARE OUT OF STOCKS UNLESS AUTHORIZED BY NATHAN'S.

         f.       VERIFY THE EXPECTED DELIVERY DATES FOR THE ORDER.

5.       ORDER DAY (S)              ORDER TIME (S)              DELIVERY DAY (S)
         -------------              -------------               ---------------

          -----------                -----------                 -------------

          -----------                -----------                 -------------

          -----------                -----------                 -------------

                    ORDERING, DELIVERY, RECEIVING PROCEDURES

                               ORDERING PROCEDURES
                                   (CONTINUED)

6. ORDER DATES THAT FALL ON A HOLIDAY WILL BE SCHEDULED BY PRIOR ARRANGEMENTS WITH CUSTOMER AND USF. NOTIFICATION OF HOLIDAY DELIVERY SCHEDULES WILL BE GIVEN PRIOR TO THE HOLIDAY.

7. THE BRANCH ACCOUNT MANAGER IS RESPONSIBLE FOR COORDINATING ISSUES OR CHANGES TO ORDER SCHEDULES.

                               DELIVERY PROCEDURE

1. YOUR DELIVERY WILL BE MADE BY USF IN ACCORDANCE WITH A PRE-ARRANGED DELIVERY SCHEDULE BY CUSTOMER AND USF.

2. AT THE TIME OF DELIVERY, THE UNIT MANAGER, THE ASSISTANT MANAGER OR A DESIGNATED PERSON SHOULD RECEIVE THE SHIPMENT AND SIGN FOR THE PRODUCT.

3. DELIVERY DATES THAT FALL IN A HOLIDAY WEEK WILL BE RESCHEDULED BY PRIOR ARRANGEMENTS WITH USF AT LEAST TWO WEEKS IN ADVANCE.

4. THE BRANCH ACCOUNT MANAGER IS RESPONSIBLE TO COORDINATE ISSUES OR CHANGES TO DELIVERY SCHEDULES.

                              RECEIVING PROCEDURES

1. YOU WILL RECEIVE A COMPLETELY PRICED EXTENDED ORIGINAL AND TWO (2) DUPLICATE COPIES OF YOUR INVOICE WITH YOUR ORDER, WHICH SHOULD BE CHECKED BY AN AUTHORIZED PERSON UPON RECEIPT.

2. ALL COPIES OF THE INVOICE MUST BE SIGNED. THE DRIVER WILL KEEP ONE (1) DUPLICATE COPY AND YOU ARE TO RETAIN THE ORIGINAL AND ONE (1) DUPLICATE FOR YOUR RECORDS.

3.       FREEZER AND REFRIGERATED PRODUCTS SHOULD BE STORED IMMEDIATELY UPON
         RECEIPT.

         4. MAKE SURE THAT ALL CASES ARE COUNTED BEFORE YOU SIGN THE INVOICE. ONCE YOU HAVE SIGNED FOR A SPECIFIC QUANTITY OF CASES AND THE DRIVER HAS LEFT THE PREMISES, THE SHIPMENT IS YOUR RESPONSIBILITY. YOU WILL NOT BE GIVEN CREDIT FOR ANY SHORTAGES ONCE THE INVOICE HAS BEEN SIGNED AND THE DRIVER HAS GONE.

                    ORDERING, DELIVERY, RECEIVING PROCEDURES

                              RECEIVING PROCEDURES
                                   (CONTINUED)

5. PLEASE ASSIST IN PROVIDING A CLEAR PATH FOR THE TRUCK TO GAIN ENTRANCE TO THE DESIGNATED LOADING AREA.

6. DUE TO INSURANCE REQUIREMENTS AND YOUR OWN SAFETY, CUSTOMER EMPLOYEES ARE NOT PERMITTED ON THE USF TRUCK.

                              UNLOADING PROCEDURES

1.       THE DRIVER WILL UNLOAD AND PLACE ALL ORDERS IN DESIGNATED AREAS.

2.       THE DRIVER IS NOT RESPONSIBLE FOR PLACING CASES ON STORAGE SHELVES.

                                PAYMENTS-CREDITS

                            SHORTAGES/VISIBLE DAMAGE

AT THE TIME OF DELIVERY, SHOULD ANY PRODUCT ORDERED BE SHORTED OR DAMAGED, THE DRIVER WILL ISSUE AN INSTANT CREDIT BY NOTATION ON THE ORIGINAL INVOICE OF SHORTAGES, DAMAGED OR RETURNED GOODS.

                                CONCEALED DAMAGE

IF YOU SHOULD DISCOVER DAMAGED MERCHANDISE AFTER THE DRIVER LEAVES, YOU SHOULD NOTIFY YOUR USF CUSTOMER SERVICE REPRESENTATIVE WHEN PLACING YOUR NEXT ORDER. DAMAGED OR DEFECTIVE MERCHANDISE SHOULD NOT BE DISPOSED OF AS USF MAY NEED TO INSPECT.

PLEASE INDICATE THE FOLLOWING:

                  1.       INVOICE NUMBER UNDER WHICH THE PRODUCT WAS DELIVERED.

                  2.       PRODUCT CODE NUMBER.

                  3.       QUANTITY OF ITEM.

                  4.       PRICE OF PRODUCT DELIVERED.

                  5.       DESCRIPTION OF PRODUCT.

                    ORDERING, DELIVERY, RECEIVING PROCEDURES

                             PICK-UPS AND/OR RETURNS

1. PICK-UPS AND/OR RETURNS MAY OCCASIONALLY BE NECESSARY. IN ORDER FOR CREDIT TO BE ISSUED, PRODUCT MUST BE IN THE ORIGINAL SHIPPING CARTON AND IN REASONABLE CONDITION, UNLESS THERE IS CONCEALED DAMAGE. IN THE EVENT THAT A PICK-UP AND/OR RETURNS ARE IN ORDER, ADVISE THE CUSTOMER SERVICE REPRESENTATIVE AT THE TIME THE NEXT ORDER IS PLACED. BE PREPARED TO PROVIDE THE FOLLOWING INFORMATION:

         a.       REASON FOR THE RETURN. (CONCEALED DAMAGE TO THE PRODUCT, ETC.)

         b.       INVOICE NUMBER FOR THE DELIVERED PRODUCT.

         c.       PRODUCT CODE NUMBER, QUANTITY, PRICE AND DESCRIPTION.

                       OUT-OF-STOCKS/SHORTS/SUBSTITUTIONS

CONTACT THE CUSTOMER SERVICE REPRESENTATIVE SO THE CORRECTIVE STEPS CAN BE TAKEN

ALL CREDIT MEMOS WILL BE PROCESSED AT DIRECTION WITHIN ONE (1) WEEK.

                       WE THANK YOU FOR THE OPPORTUNITY TO
                    PROVIDE YOU WITH THE TYPE OF SERVICE YOU
                          HAVE COME TO KNOW AND EXPECT.